EXHIBIT II

FILING AGREEMENT DATED TO BE EFFECTIVE OCTOBER 31, 2008

REGARDING JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that:

(i)

Each is eligible to use the Schedule 13D attached hereto;

(ii)

The attached Schedule 13D is filed on behalf of each of the undersigned; and

(iii)

Each of the undersigned is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the completeness and accuracy if the information concerning the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

Sentient USA Resources Fund, L.P. By: Sentient Executive MLP1, Limited, General Partner By: ___/s/ Greg Link _______________ Greg Link, Director Date: November 7, 2008	Sentient Global Resources Trust No. 1 By: Sentient (Aust) Pty. Limited, As Trustee By: __/s/ Mike de Leeuw___________ Mike de Leeuw, Secretary Date: November 7, 2008
Sentient Executive MLP1, Limited, By: ___/s/ Greg Link _______________ Greg Link, Director Date: November 7, 2008	Sentient (Aust) Pty. Limited By: __/s/ Mike de Leeuw___________ Mike de Leeuw, Secretary Date: November 7, 2008

Sentient Global Resources Fund I, L.P.

     By: Sentient GP I, L.P., General Partner

         By: Sentient Executive GP I, Limited,

                 General Partner

By:   ___/s/ Greg Link _______________

Greg Link, Director

Date: November 7, 2008

MGH Limited By: ___/s/ Greg Link _______________ Greg Link, Director Date: November 7, 2008
Sentient GP I, L.P By: Sentient Executive GP I, Limited, General Partner By: ___/s/ Greg Link _______________ Greg Link, Director Date: November 7, 2008	Sentient Executive GP I, Limited By: ___/s/ Greg Link _______________ Greg Link, Director Date: November 7, 2008

Filing Agreement – June 6, 2008

Sentient USA Resources Fund II, L.P. By: Sentient Executive MLP1, Limited, General Partner By: ___/s/ Greg Link _______________ Greg Link, Director Date: November 7, 2008

Sentient Global Resources Fund II, L.P.

     By: Sentient GP II, L.P., General Partner

         By: Sentient Executive GP II, Limited,

                 General Partner

By:   ___/s/ Greg Link _______________

Greg Link, Director

Date: November 7, 2008

Sentient Global Resources Trust II BY: Sentient Executive GP II, Limited, as custodian for the Trustee By: ___/s/ Greg Link _______________ Greg Link, Director Date: November 7, 2008	Sentient GP II, L.P. By: Sentient Executive GP II, Limited, General Partner By: ___/s/ Greg Link _______________ Greg Link, Director Date: November 7, 2008
Sentient Executive GP II, Limited By: ___/s/ Greg Link _______________ Greg Link, Director Date: November 7, 2008

Filing Agreement – June 6, 2008